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                                                                    Exhibit 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Eyetech Pharmaceuticals, Inc. for the registration of 9,543,000 shares of Common Stock pertaining to the 2001 Stock Plan, 2003 Stock Incentive Plan, and 2003 Employee Stock Purchase Plan, of our report dated February 18, 2003, with respect to the consolidated financial statements of Eyetech Pharmaceuticals, Inc. included in the Registration Statement on Form S-1, filed with the Securities and Exchange Commission.

MetroPark, New Jersey
January 30, 2004


                                                           /s/ Ernst & Young LLP